UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

March 2, 2007

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     On March 2, 2007, Dry Creek Casino, LLC (“Dry Creek”), in which Nevada Gold & Casinos, Inc. (the “Company”) owns a 69% interest, entered into a Mutual Release (the “Release”) with the River Rock Entertainment Authority (“River Rock”) under which the parties agreed to terminate the Development and Loan Agreement dated as of August 21, 2001, as amended (the “Original Agreement”). Under the terms of the Original Agreement, credit enhancement fees were payable monthly to Dry Creek for a period of five years, commencing June 1, 2003, and ending on May 31, 2008. Pursuant to the terms of the Release, Dry Creek accepted a cash buyout of $11.35 million for all remaining credit enhancement fees. The Company’s portion of the cash buyout was approximately $8.1 million.

The Company will use a part of proceeds from the cash buyout for the repayment of debt and operating expenses.

     A copy of the Mutual Release is attached to this report as Exhibit 10.1 and is incorporated into this Item 1.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit. The following exhibits are furnished as part of this current Report on Form 8-K.

10.1	Mutual Release dated March 2, 2007.

99.1	Press Release dated March 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: March 5, 2007	By:	/s/ James J. Kohn
James J. Kohn
Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit
10.1	Mutual Release between Dry Creek Casino, LLC and the River Rock Entertainment Authority

Item	Exhibit
99.1	Press Release dated March 6, 2007